As filed with the Securities and Exchange Commission on September 20, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

TRANSCAT, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	16-0874418 (I.R.S. Employer Identification Number)

35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lee D. Rudow
President and Chief Executive Officer
Transcat, Inc.
35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Name, address, including zip code and telephone number, including area code, of agent for service)
___________________

COPIES TO:

James M. Jenkins, Esq. Chief Legal and Corporate Development Officer Transcat, Inc. 35 Vantage Point Drive Rochester, New York 14624 (585) 352-7777	Alexander R. McClean, Esq. Kayla E. Klos, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ Registration Number 333-250135

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Transcat, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-250135) (the "Prior Registration Statement"), declared effective on November 27, 2020 by the Commission, and is being filed for the purpose of registering additional securities in an amount that does not exceed 20% of the proposed maximum aggregate offering price of securities remaining available for issuance under the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinion and consents are listed on the Exhibit Index included herein, and are filed with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Calfee, Halter & Griswold LLP

23.1*	Consent of Freed Maxick CPAs, P.C.

23.2*	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-250135), initially filed with the Commission on November 17, 2020)

107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 20th day of September 2023.

TRANSCAT, INC.

By:	/s/ Lee D. Rudow
Lee D. Rudow
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lee D. Rudow	Director, President and Chief Executive Officer	September 20, 2023
Lee D. Rudow	(Principal Executive Officer)

/s/ Thomas L. Barbato	Senior Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 20, 2023
Thomas L. Barbato

/s/ Scott D. Deverell	Controller and Principal Accounting Officer	September 20, 2023
Scott D. Deverell	(Principal Accounting Officer)

/s/ *	Chairman of the Board of Directors	September 20, 2023
Gary J. Haseley

Director
Craig D. Cairns

/s/ *	Director	September 20, 2023
Oksana S. Dominach

Director
Christopher P. Gillette

/s/ *	Director	September 20, 2023
Charles P. Hadeed

Signatures	Title	Date

Director
Mbago M. Kaniki

Director
Cindy Langston

/s/ *	Director	September 20, 2023
Paul D. Moore

* By:	/s/ Lee D. Rudow
Lee D. Rudow
Attorney in Fact

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